UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

Calypte Biomedical Corporation
(Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

16290 S.W. Upper Boones Ferry Road, Portland, Oregon 97224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 23, Donald N. Taylor, ceased to hold the position of Chief Financial Officer of Calypte Biomedical Corporation (the “Company”).  Mr. Taylor will continue in his roles as the Company’s President and Chief Executive Officer and Secretary.

(c)    On February 23, 2009, the Company appointed Richard C. Dietz, 46, as its Chief Financial Officer.  Prior to joining the Company, from 2000 through 2009, Mr. Dietz served as Executive Vice President, Chief Financial Officer and Secretary of PreCash, Inc., a financial payment processing company.  Mr. Dietz holds a B.S., Business Administration, from Oregon State University and a M.B.A. from University of Oregon.  He also received various diplomas from executive education programs at Harvard Business School.

Information regarding Mr. Dietz’s compensation arrangement is not available at this.  An amendment to this Form 8-K filing will be filed within four business days after such information becomes available.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 27, 2009
Calypte Biomedical Corporation

By:	/s/ Donald N. Taylor
Donald N. Taylor
President and Chief Executive Officer